UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/14/2013

Identive Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-29440

Delaware	77-0444317
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1900-B Carnegie Avenue
Santa Ana, CA 92705
(Address of principal executive offices, including zip code)

949-250-8888
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

With effect from January 14, 2013, the Independent Directors of the Board of Directors of Identive Group Inc. (the "Company"), upon recommendation of the Compensation Committee, have approved a discretionary grant of an option to purchase 250,000 shares of the Company's common stock to Ayman S. Ashour, the Company's Chairman and Chief Executive Officer. The exercise price of the option is $1.34, representing the closing bid price of the common stock on NASDAQ on January 14, 2013. The option vests over a four-year period, with 25% of the shares subject to the option vesting after one year and the remaining shares vesting 1/36th per month for the following three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identive Group, Inc.

Date: January 16, 2013	By:	/s/ David Wear
David Wear
Chief Financial Officer